MAY 5, 2022 An Agency + MSR Mortgage REIT First Quarter 2022 Earnings Call

Safe Harbor Statement 2 FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation with PRCM Advisers related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Hedge Benefits of MSR Offset Historic Spread Widening in RMBS During a Volatile Quarter Executive Overview 3Note: Financial data throughout this presentation is as of or for the quarter ended March 31, 2022, unless otherwise noted. Note: The End Notes are an integral part of this presentation. See slide 27 through 30 at the back of this presentation for information related to certain financial metrics and defined terms herein. Quarterly Summary • Reported book value of $5.53 per common share, representing a (2.9)% quarterly return on book value(1) • Generated Comprehensive Loss of $60.3 million, representing an annualized return on average common equity of (12.2)% • Reported Earnings Available for Distribution (EAD) of $61.7 million, or $0.18 per weighted average basic common share(2) • Declared a first quarter common stock dividend of $0.17 per share • Grew MSR portfolio with the acquisition of $37.2 billion unpaid principal balance (UPB) through the bulk channel and $7.9 billion UPB through the flow channel

Key Market Highlights 4 II. RATE INCREASES IN THE QUARTER WERE HISTORIC(2) I. INCREASING EXPECTATIONS OF RATE HIKES(1) • Market expectations have shifted significantly and rapidly ◦ The number of hikes priced in for 2022 rose from 3 to 9, and are expected to rise above neutral before easing • Quarter-over-quarter changes in the current coupon (+142 bps), 2-year (+160 bps), and 10-year (+83 bps) rates were the largest quarterly movements in over 30 years, respectively • The refinancing wave is over; rates are high and RMBS prices are low ◦ Mortgage rates rose to 4.7% at March 31 and have breached 5% in April, the highest level since 2018 III. HIGHER MORTGAGE RATES CURB REFI ACTIVITY(3) HISTORIC MARKET REPRICING AS FEDERAL RESERVE AMPLIFIES EFFORTS TO TAME INFLATION

Key Market Highlights RMBS ARE ATTRACTIVE ON A FUNDAMENTAL BASIS BUT TECHNICALS STILL WARRANT CAUTION 5 II. FULLY EXTENDED DURATION AND LOW CONVEXITY(2) III. INITIATION OF QUANTITATIVE TIGHTENING(3) • Current coupon OAS widened over 33 bps to 27 bps. In April, spreads widened another 11 bps and are now past historical averages and near the 90th percentile of the last period of quantitative tightening • Mortgage market convexity is near historical lows, approximately -0.5, meaning that there is less need for hedging amongst holders; mortgage market durations are fully extended, at approximately 5.5 years • Impending Federal Reserve balance sheet run-off presents a supply headwind ◦ Nearly $180 billion in additional net supply of RMBS expected through the end of 2022 ◦ Total cumulative supply of RMBS to the private market could reach approximately $1 trillion by end of 2024 I. CURRENT COUPON SPREADS CONTINUE TO WIDEN(1)

Book Value Summary ($ millions, except per share data) Q1-2022 Book Value Q1-2022 Book Value per share Beginning common stockholders’ equity $ 2,017.7 $ 5.87 Earnings Available for Distribution, net of tax(1) 75.5 Dividend declaration - preferred (13.8) Earnings Available for Distribution to common stockholders, net of tax(1) 61.7 Realized and unrealized gains and losses, net of tax 209.8 Other comprehensive loss, net of tax (331.8) Comprehensive loss (60.3) Common stock dividends declared (58.8) Other 4.1 Issuance of common stock, net of offering costs 0.3 Ending common stockholders’ equity $ 1,903.0 $ 5.53 Total preferred stock liquidation preference 726.3 Ending total equity $ 2,629.3 6 • Book value of $5.53 per common share, resulting in a (2.9)% quarterly return on book value(2) ◦ Book value decline reflects impact of spread widening in RMBS and increased hedging costs, which were partially offset by MSR spread tightening • Generated Comprehensive Loss of $60.3 million, representing an annualized return on average common equity of (12.2)%

Earnings Available for Distribution

($ millions, except per share data)	Q4-2021	Q1-2022	Variance
Interest income	$ 33.0	$ 44.8	$ 11.8
Interest expense	20.2	22.3	(2.1)
Net interest income	12.8	22.5	9.7
Servicing income	125.5	136.6	11.1
MSR amortization[1]	(64.6)	(67.2)	(2.6)
Interest spread income on interest rate swaps	5.8	(0.7)	(6.5)
TBA dollar roll income[2]	34.7	22.4	(12.3)
U.S. Treasury futures income[3]	3.7	(0.3)	(4.0)
Other derivatives income	1.1	0.8	(0.3)
Total other income	106.2	91.6	(14.6)
Servicing expenses	21.6	24.1	(2.5)
Operating expenses	9.8	13.9	(4.1)
Total expenses	31.4	38.0	(6.6)
Provision for income taxes	0.6	0.6	—
Earnings Available for Distribution[4]	**$ 87.0**	**$ 75.5**	**$ (11.5)**
Dividends on preferred stock	13.7	13.8	(0.1)
Earnings Available for Distribution available to common stockholders	**$ 73.3**	**$ 61.7**	**$ (11.6)**
Earnings Available for Distribution per weighted average basic common share	**$ 0.22**	**$ 0.18**	
Earnings Available for Disribution annualized return on average common equity	**14.1 %**	**12.5 %**	
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity	1.4 %	2.1 %	

- First quarter EAD reflects:
  - Higher interest income due to lower amortization as prepayment speeds slowed and, to a lesser degree, higher average Agency RMBS balance held
  - Increased interest expense associated with rate increases and higher average RMBS and MSR borrowing balances, partially offset by reduced costs due to the maturity of convertible senior notes due 2022
  - Lower TBA dollar roll income primarily due to lower average notional balances
  - Reduction in U.S. Treasury futures income as a result of net short position
  - Increase in servicing income driven primarily by growth in the MSR portfolio with the settlement of $37.2 billion UPB in bulk acquisitions
  - Higher operating expenses due to compensation accrual adjustment in the fourth quarter

7

Portfolio Yields and Financing Costs

- Portfolio yield increased 18 bps to 3.90% primarily due to lower premium amortization on available-for-sale securities and higher yields on mortgage servicing rights
- Net spread narrowed by (10) bps due to increased cost of financing mainly from added payer swaps and higher rates
- Net spread at March 31, 2022 is estimated at 2.83%[(1)]

($ thousands)	Q4-2021			Q1-2022			As of March 31, 2022[(1)]
Portfolio Asset Type	Average Amortized Cost	Income[(2)]	Average Yield	Average Amortized Cost	Income[(2)]	Average Yield	Average Yield
Available-for-sale securities	$ 6,067,568	$ 32,729	2.16%	$ 7,313,318	$ 44,647	2.44%	
Mortgage servicing rights[(3)]	1,768,159	39,329	8.90%	1,983,600	45,395	9.15%	
Agency derivatives[(4)]	34,486	1,058	12.27%	31,548	853	10.82%	
Total portfolio	$ 7,870,213	$ 73,116	3.72%	$ 9,328,466	$ 90,895	3.90%	4.23%
Financing Collateral Type	Average Outstanding Balance	Expense[(5)]	Average Cost	Average Outstanding Balance	Expense[(5)]	Average Cost	Average Cost
Available-for-sale securities	$ 6,503,608	$ 2,911	0.18%	$ 7,590,560	$ 4,787	0.25%	
Mortgage servicing rights and advances	942,357	9,883	4.20%	1,210,160	12,423	4.11%	
Agency derivatives[(4)]	38,045	69	0.73%	34,920	65	0.74%	
Other - unsecured[(6)]	424,641	7,295	6.87%	303,665	5,042	6.64%	
Interest rate swaps[(7)]		(5,772)	(0.29)%		741	0.03%	
Total financing	$ 7,908,651	$ 14,386	0.73%	$ 9,139,305	$ 23,058	1.01%	1.40%
Net Spread			2.99%			2.89%	2.83%

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• $952 million of outstanding borrowings under bilateral MSR asset financing facilities • $400 million of outstanding 5-year MSR term notes(2) • $179 million of unused, committed MSR asset financing capacity • $19 million outstanding borrowings and $181 million of unused, committed capacity for servicing advance receivables Financing Profile 9 MORTGAGE SERVICING RIGHTS AGENCY RMBS Agency RMBS $7.0 billion Agency repurchase agreements $7.5 billion MSR $3.1 billion All other liabilities $0.5 billionCash & cash equivalents $0.6 billion Convertible debt $0.3 billion Preferred equity $0.7 billion Common equity $1.9 billionAll other assets $0.7 billion MSR financing $1.4 billion Restricted cash $0.9 billion BALANCE SHEET AS OF MARCH 31, 2022 STRONG LIQUIDITY POSITION • $7.5 billion of outstanding repurchase agreements with 19 counterparties • Although repo term rates increased during the quarter in anticipation of rate hikes, spread to SOFR remains low 2019 2020 2021 2022 (1)

Quarterly Activity and Portfolio Composition 10 At March 31, 2022, $14.8 billion portfolio Includes $10.1 billion settled positions PORTFOLIO COMPOSITION(1) LEVERAGE M ar ke t V al ue E qu iv al en ts ($ b ill io ns ) E conom ic D ebt-To-E quity 17.1 17.9 13.6 14.8 7.9 6.7 7.2 7.0 7.2 9.0 4.2 4.7 2.0 2.2 2.2 3.1 6.5x 6.1x 4.7x 5.1x Agency Net TBA Position MSR Economic Debt-to-Equity 6/30/21 9/30/21 12/31/21 3/31/22 0 5 10 15 20 25 30 0.0x 2.0x 4.0x 6.0x 8.0x (3) (2) (2) • Began to increase portfolio leverage in March at attractive spreads ◦ Portfolio leverage increased modestly to 5.1x ◦ Average economic debt-to-equity of 4.7x in the first quarter, compared to 5.1x in the fourth quarter(2) • TBA position increased driven by addition of $3.1 billion 4.0s and $1.6 billion 3.5s, which offered strong income benefit via dollar roll specialness; reduced lower coupon TBA 2.0s – 3.0s by $4.3 billion • Agency specified pool holding remains largely unchanged: took advantage of widening in higher coupons by adding 3.0 - 3.5s loan balance and geography specified pools and selling $1.2 billion bank-serviced 2.5s specified pools(4) • Duration of interest rate hedges moved from a long of $1.6 million per basis point to a short of $2.6 million per basis point to hedge the extension of both the MBS and MSR positions • MSR portfolio value rose to $3.1 billion reflecting the addition of $37 billion UPB through bulk acquisitions and the impact of higher rates and wider mortgage spreads PORTFOLIO ACTIVITY

Specified Pools

QUARTERLY HIGHLIGHTS

- Specified pools widened materially across the coupon stack
  - Higher coupon 4.5 and 5.0 collateral performed the best given their shorter cash flows and lower spread duration
- Weighted average specified pool portfolio speeds declined 38%, to 17.3%, from 27.7% in the fourth quarter
- Speeds have dropped sharply and are expected to continue to decline given mortgage rates have risen to the highest levels of the last decade

I. SPECIFIED POOL PORTFOLIO(1)



Other, 3.5%
Investor, 9.3%
Bank-Serviced, 1.3%
Geography, 31.0%
Loan Balance, 54.9%
3.0, 6.5%
3.0, 15.5%
4.5, 9.4%
3.5, 14.3%
4.0, 9.0%
4.0, 12.4%
3.5, 6.4%
4.5, 9.4%
3.0, 5.7%
5.0+, 3.2%

II. MBS QUARTERLY PERFORMANCE



Ticks (32nds)
10
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
2
2.5
3
3.5
4
4.5
5
Coupon
TBAs
TWO Specified Pools

III. SPECIFIED POOL PREPAYMENT SPEEDS



CPR %
60
50
40
30
20
10
0
Coupon
2.0
2.5
3.0
3.5
4.0
4.5
5.0

Market Value(2) ($ billions)	$—	$—	$1.9	$1.8	$1.5	$1.3	$0.3

TBAs (Q1-2022)(3) TWO Specified Pools (Q1-2022)
TBAs (Q4-2021)(3) TWO Specified Pools (Q4-2021)

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• Portfolio grew by $35.1 billion UPB ◦ Buying opportunistically as bulk market activity remains robust ◦ Settled on two bulk transactions totaling $37.2 billion ◦ Flow channel purchases and recaptured MSR of $7.9 billion largely offset portfolio run-off • MSR price multiple increased to 5.1x as rates increased and mortgage spreads widened • MSR speeds declined 36%, from 22.1%, to 14.2%, during the quarter and approximately another 20% in April Mortgage Servicing Rights 12 II. MSR SETTLEMENT ACTIVITY III. 30-YEAR MSR PREPAYMENT SPEEDS 12/31/2021 3/31/2022 Fair value ($ millions) $ 2,192 $ 3,090 Price multiple 4.2x 5.1x UPB ($ millions) $ 197,782 $ 232,864 Gross coupon rate 3.32% 3.20 % Current loan size ($ thousands) $ 323 $ 330 Original FICO(2) 758 760 Original LTV 72% 71% 60+ day delinquencies 1.4% 1.1 % Net servicing fee (bps) 26.3 26.3 Loan age (months) 28 26 CPR 22.1% 14.2 % I. MSR PORTFOLIO(1) TWO MSR (Q1-2022)TBAs (Q1-2022)(3) TBAs (Q4-2021)(3) TWO MSR (Q4-2021) UPB(1) ($ billions) $84.7 $43.5 $29.7 $17.0 $8.7 $2.6 $0.5 C PR % Coupon U P B ($ b ill io ns ) Flow/Recapture Bulk Q2 2021 Q3 2021 Q4 2021 Q1 2022 0 10 20 30 40 50 QUARTERLY HIGHLIGHTS

Agency + MSR Advantage 13 COMBINED Agency P&I RMBS/TBA MSR/Agency IO RMBS(4) Combined December 31, 2021 Note: Sensitivity data as of March 31, 2022. The above spread scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. RMBS + MSR RMBS + RATES LOW EXPOSURE TO CURRENT COUPON SPREAD • The charts below illustrate a point-in-time view of risk exposure through the lens of: Agency RMBS paired with MSR (RMBS + MSR(1)) and Agency RMBS hedged with Rates (RMBS + RATES(2)) ◦ RMBS + MSR: The rates sell-off moved the effective short RMBS positions from 2.5s all the way to 4.0s; book value exposure to current coupon spreads is low, at 0.2% for a 25 bps widening ◦ RMBS + RATES: Overall exposure to mortgage spread widening remains low at -3.0% for a 25 basis point widening BOOK VALUE EXPOSURE TO CURRENT COUPON SPREAD(3) EFFECTIVE COUPON POSITIONING

Risk Positioning

AGENCY + MSR DELIVERS BOOK VALUE STABILITY

- Interest rate and curve exposure remains low and in line with historical positioning
  - For an instantaneous parallel shift in rates, the estimated change in book value would be -1.3% for a 25 bps decline and -0.1% for a 25 bps increase
  - In a 25 bps "bear steepener" (Figure II), where rates 10 years and longer increase by 25 bps and 2-year rates and shorter are unchanged, the estimated change in book value would be 0.1%
  - In a 25 bps "bear flattener" (Figure III), where rates 2 years and shorter increase by 25 bps and 10-year rates and longer are unchanged, the estimated change in book value would -0.2%

BOOK VALUE EXPOSURE TO CHANGES IN RATES



I: PARALLEL SHIFT(1)
II: SHIFT IN LONG TERM RATES(2)
III: SHIFT IN SHORT TERM RATES(3)
Change in Book Value
10%
5%
0%
-5%
-10%
Net: (1.3%)
6.1%
(3.7)%
(3.7)%
Net: (0.1%)
3.6%
2.9%
(6.6)%
Down 25
0
Up 25
Net: (1.8%)
3.7%
(4.4)%
(1.1)%
Net: 0.1%
1.1%
3.3%
(4.3)%
Down 25
"Bull Flattener"
Up 25
"Bear Steepener"
Net: 0.4%
2.3%
(2.5)%
Net: (0.2%)
2.6%
(2.3)%
Down 25
"Bull Steepener"
Up 25
"Bear Flattener"
Agency P&I RMBS/TBA
MSR/Agency IO RMBS(4)
Other(5)

Note: Sensitivity data as of March 31, 2022. The above scenarios are provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

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15 Two Harbors Outlook STATIC GROSS LEVERED RETURN OUTLOOK FOR TARGET ASSETS(1) • Spread widening significantly improved the return profile of pools, and the paired MBS / MSR strategies • TBA static returns are showing outsized returns from high dollar rolls which are likely to subside later this year OPPORTUNITY SET IN TARGET ASSETS REMAINS ATTRACTIVE TODAY Previous QuarterCurrent Quarter RMBS + RATES RMBS + MSR Expected Annualized Returns Pools / Rates TBA / Rates Pools / MSR TBA / MSR

Appendix 16

DIVIDEND YIELD(2) Financial Performance 17 COMPREHENSIVE (LOSS) INCOME QUARTERLY RETURN ON BOOK VALUE(1) BOOK VALUE AND DIVIDEND PER COMMON SHARE(2) $0.17 $0.17 $0.17 $0.17 $0.17

Q1-2022 Operating Performance Q1-2022 $ millions, except for per common share data) Earnings Available for Distribution(1) Realized Gains (Losses) Unrealized MTM Total Interest income $ 44.8 $ — $ — $ 44.8 Interest expense 22.3 — — 22.3 Net interest income 22.5 — — 22.5 (Loss) gain on investment securities — (53.5) 1.2 (52.3) Servicing income 136.6 — — 136.6 (Loss) gain on servicing asset (67.2) — 477.8 410.6 (Loss) gain on interest rate swap and swaption agreements (0.7) (56.3) 19.0 (38.0) Gain (loss) on other derivative instruments 22.9 (194.6) 69.9 (101.8) Other income — — — — Total other income (loss) 91.6 (304.4) 567.9 355.1 Servicing expenses 24.1 0.6 — 24.7 Operating expenses 13.9 4.9 — 18.8 Total expenses 38.0 5.5 — 43.5 Income (loss) before income taxes 76.1 (309.9) 567.9 334.1 Provision for (benefit from) income taxes 0.6 (6.9) 55.1 48.8 Net income (loss) 75.5 (303.0) 512.8 285.3 Dividends on preferred stock 13.8 — — 13.8 Net income (loss) attributable to common stockholders $ 61.7 $ (303.0) $ 512.8 $ 271.5 Earnings (loss) per weighted average basic common share $ 0.18 $ (0.88) $ 1.49 $ 0.79 18

Q4-2021 Operating Performance 19 Q4-2021 ($ millions, except for per common share data) Earnings Available for Distribution(1) Realized Gains (Losses) Unrealized MTM Total Interest income $ 33.0 $ — $ — $ 33.0 Interest expense 20.2 — — 20.2 Net interest income 12.8 — — 12.8 Gain (loss) on investment securities — 25.6 (24.0) 1.6 Servicing income 125.5 — — 125.5 Loss on servicing asset (64.6) (0.6) (66.6) (131.8) Gain (loss) on interest rate swap and swaption agreements 5.8 (5.2) 36.4 37.0 Gain (loss) on other derivative instruments 39.5 (122.1) 71.0 (11.6) Other income — 1.9 — 1.9 Total other income (loss) 106.2 (100.4) 16.8 22.6 Servicing expenses 21.6 — — 21.6 Operating expenses 9.8 3.2 — 13.0 Total expenses 31.4 3.2 — 34.6 Income (loss) before income taxes 87.6 (103.6) 16.8 0.8 Provision for (benefit from) income taxes 0.6 (3.9) 5.4 2.1 Net income (loss) 87.0 (99.7) 11.4 (1.3) Dividends on preferred stock 13.7 — — 13.7 Net income (loss) attributable to common stockholders $ 73.3 $ (99.7) $ 11.4 $ (15.0) Earnings (loss) per weighted average basic common share $ 0.22 $ (0.30) $ 0.03 $ (0.05)

GAAP to EAD Reconciliation Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended ($ thousands, except for per common share data) December 31, 2021 March 31, 2022 Comprehensive loss attributable to common stockholders $ (128,594) $ (60,322) Adjustment for other comprehensive loss attributable to common stockholders: Unrealized loss on available-for-sale securities 113,553 331,845 Net (loss) income attributable to common stockholders $ (15,041) $ 271,523 Adjustments to exclude reported realized and unrealized (gains) losses: Realized (gain) loss on securities (28,912) 52,394 Unrealized loss (gain) on securities 23,939 (1,166) Provision for credit losses 3,347 1,114 Realized and unrealized loss (gain) on mortgage servicing rights 131,828 (410,624) Realized loss on termination or expiration of interest rate swaps and swaptions 5,143 56,264 Unrealized gain on interest rate swaps and swaptions (36,360) (18,964) Realized and unrealized loss on other derivative instruments 12,624 102,615 Other realized and unrealized (gains) losses (1,856) 44 Other adjustments: MSR amortization(1) (64,631) (67,179) TBA dollar roll income(2) 34,781 22,405 U.S. Treasury futures income(3) 3,711 (329) Change in servicing reserves (22) 608 Non-cash equity compensation expense 2,525 4,161 Other nonrecurring expenses 665 689 Net provision for income taxes on non-Core Earnings 1,535 48,191 Earnings available for distribution to common stockholders $ 73,276 $ 61,746 Weighted average basic common shares 335,100,737 343,998,511 Earnings available for distribution to common stockholders per weighted average basic common share $ 0.22 $ 0.18 20 Note: Earnings Available for Distribution, or EAD, is a non-GAAP measure that we define as comprehensive loss attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

Agency RMBS Portfolio 21 Par Value ($ millions) Market Value ($ millions) Weighted Average CPR(1) % Prepay Protected(2) Amortized Cost Basis ($ millions) Gross Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 2.5% & below $ — $ — — % — % $ — — % — 3.0% 1,907 1,874 8.8% 100.0% 1,999 3.7% 8 3.5% 1,738 1,752 11.3% 95.2% 1,798 4.1% 14 4.0% 1,486 1,538 23.5% 100.0% 1,543 4.6% 46 4.5% 1,201 1,268 30.1% 100.0% 1,261 5.0% 50 ≥ 5.0% 293 315 38.7% 97.9% 309 5.9% 89 6,625 6,747 18.5% 98.7% 6,910 4.4% 30 Other P&I(3) 50 54 14.3% — % 55 6.5% 229 IOs and IIOs(4) 2,249 187 17.7% — % 188 4.2% 87 Total Agency RMBS $ 8,924 $ 6,988 95.3% $ 7,153 Notional Amount ($ millions) Bond Equivalent Value ($ millions)(5) Through-the-Box Speeds(6) TBA Positions 2.5% & below $ — $ — 1.8% 3.0% (821) (804) 13.2% 3.5% 1,591 1,591 29.2% 4.0% 3,325 3,390 44.6% 4.5% — — 40.4% 5.0% 527 554 36.3 % Net TBA position $ 4,622 $ 4,731

Mortgage Servicing Rights Portfolio(1) 22 Number of Loans Unpaid Principal Balance ($ millions) Gross Coupon Rate Current Loan Size ($ thousands) Loan Age (months) Original FICO(2) Original LTV 60+ Day Delinquencies 3-Month CPR Net Servicing Fee (bps) 30-Year Fixed < 3.25% 321,221 $ 105,218 2.8% $ 386 14 768 71% 0.3% 7.3% 25.8 3.25% - 3.75% 169,826 44,352 3.4% 323 29 754 74% 0.8% 14.7% 26.4 3.75% - 4.25% 123,152 25,797 3.9% 267 54 752 76% 1.7% 23.6% 27.4 4.25% - 4.75% 74,789 13,446 4.4% 240 58 737 77% 3.5% 29.5% 26.3 4.75% - 5.25% 36,084 5,777 4.9% 227 54 722 79% 5.5% 32.3% 27.3 > 5.25% 14,308 1,921 5.5% 207 55 706 79% 7.9% 36.1% 30.5 739,380 196,511 3.3% 340 27 759 73% 1.1% 14.6% 26.3 15-Year Fixed < 2.25% 26,666 7,978 2.0% 350 11 777 59% 0.1% 4.8% 25.2 2.25% - 2.75% 50,211 11,860 2.4% 289 15 773 59% 0.2% 8.7% 25.8 2.75% - 3.25% 45,731 7,379 2.9% 218 41 767 61% 0.3% 13.9% 26.2 3.25% - 3.75% 26,894 3,275 3.4% 170 57 758 64% 0.9% 20.5% 27.4 3.75% - 4.25% 12,060 1,204 3.9% 148 58 742 65% 1.5% 23.2% 28.8 > 4.25% 5,580 468 4.5% 128 50 727 66% 2.3% 24.7% 31.3 167,142 32,164 2.6% 268 26 769 60% 0.3% 11.5% 26.1 Total ARMs 3,040 741 2.9% 316 55 762 68% 2.2% 26.5% 25.3 Total Portfolio 909,562 $ 229,416 3.2% $ 330 27 760 71% 1.0% 14.2% 26.3

Mortgage Servicing Rights UPB Roll-Forward 23 $ millions Q1-2021 Q2-2021 Q3-2021 Q4-2021 Q1-2022 UPB at beginning of period $ 177,861 $ 179,014 $ 185,210 $ 194,394 $ 193,771 Bulk purchases of mortgage servicing rights 1,088 6,548 15,328 3,214 37,197 Flow purchases of mortgage servicing rights 21,302 16,435 14,019 10,349 7,940 Sales of mortgage servicing rights — — (3,634) 9 — Scheduled payments (1,233) (1,283) (1,408) (1,442) (1,573) Prepaid (20,338) (15,119) (14,564) (11,967) (8,250) Other changes 334 (385) (557) (786) 331 UPB at end of period $ 179,014 $ 185,210 $ 194,394 $ 193,771 $ 229,416

Financing 24 $ millions Outstanding Borrowings and Maturities(1) Repurchase Agreements Revolving Credit Facilities Term Notes Payable Convertible Notes Total Outstanding Borrowings Percent (%) Within 30 days $ 2,183.2 $ — $ — $ — $ 2,183.2 23.9% 30 to 59 days 1,083.8 — — — 1,083.8 11.9% 60 to 89 days 1,917.5 — — — 1,917.5 21.0% 90 to 119 days 974.6 — — — 974.6 10.7% 120 to 364 days 1,713.6 424.5 — — 2,138.1 23.4 % One to three years — 146.2 397.1 — 543.3 6.0 % Three to five years — — — 281.4 281.4 3.1% $ 7,872.7 $ 570.7 $ 397.1 $ 281.4 $ 9,121.9 100.0 % Collateral Pledged for Borrowings Repurchase Agreements(2) Revolving Credit Facilities(2) Term Notes Payable Convertible Notes Total Collateral Pledged Percent (%) Available-for-sale securities, at fair value $ 6,494.9 $ — $ — n/a $ 6,494.9 69.7 % Derivative assets, at fair value 29.3 — — n/a 29.3 0.3 % Mortgage servicing rights, at fair value 1,178.9 1,072.3 500.0 n/a 2,751.2 29.5 % Other assets (includes servicing advances) — 41.8 — n/a 41.8 0.5% $ 7,703.1 $ 1,114.1 $ 500.0 n/a $ 9,317.2 100.0%

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers 2022 $ 7.4 0.042% 0.330% 0.4 2023 2.6 0.113% 0.325% 1.3 2024 0.5 0.948% 0.290% 1.8 2025 0.4 1.030% 0.290% 3.7 2026 and Thereafter 6.7 1.418% 0.299% 6.9 $ 17.6 0.624% 0.315% 3.1 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2022 $ — — % — % — 2023 2.2 0.330% 0.118% 0.9 2024 — — % — % — 2025 — — % — % — 2026 and Thereafter 4.5 0.305% 1.148% 8.6 $ 6.7 0.313% 0.808% 6.1 Interest Rate Swaps and Swaptions 25 INTEREST RATE SWAPS Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $ 11.3 $ 21.2 2.3 $ 886.0 2.26% 3M LIBOR 10.0 Sale Contracts: Payer ≥6 Months $ (48.0) $ (63.4) 15.5 $ (1,280.0) 1.82% 3M LIBOR 10.0 Receiver <6 Months $ (10.6) $ (0.2) 2.3 $ (1,087.0) 3M LIBOR 1.26% 10.0 Receiver ≥6 Months $ (48.0) $ (50.6) 20.4 $ (1,280.0) 3M LIBOR 1.82% 10.0 INTEREST RATE SWAPTIONS

Type & Maturity Notional Amount ($ thousands) Carrying Value ($ thousands) Weighted Average Days to Expiration U.S. Treasury futures - 10 year $ (238,400) $ — 91 Eurodollar futures - 3 month < 1 year (4,707,000) — 232 > 1 and < 2 years (2,238,250) — 550 > 2 and < 3 years (333,000) — 809 Total futures $ (7,516,650) $ — 327 Futures and Options on Futures 26 FUTURES PUT AND CALL OPTIONS ON FUTURES Type & Maturity Notional Amount ($ thousands) Carrying Value ($ thousands) Weighted Average Days to Expiration Call options on U.S. Treasury futures - 10 year $ 2,000 $ — 50

End Notes 27 PAGE 3 - Executive Overview 1. Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. 2. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 20 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. PAGE 4 - Key Market Highlights 1. Source: Bloomberg, Implied Federal Reserve Hikes from OIS Pricing. 2. Source: Bloomberg, Observations of quarter over quarter changes (bps) in 2-year and 10-year treasury yields, and current coupon mortgage rates between Q1 1989 and Q1 2022. 3. Source: eMBS, Inc., Freddie Mac. Mortgage Rate: Freddie Mac Primary Mortgage Market Survey. As of April 22, 2022. PAGE 5 - Key Market Highlights 1. Source: J.P. Morgan DataQuery current coupon OAS (as of April 14, 2022). 90-100th percentile for October 1, 2017 to December 31, 2019. 2. Source: J.P. Morgan MAX Mortgage Index. Duration: % of daily observations that fall within +/-0.25 of the midpoint of each bin (Years); and Convexity: # of daily observations that fall within +/-0.125 of the midpoint of each bin (Years2) between April 2002 and April 2022. 3. Source: Federal Reserve. J.P. Morgan Investment Research. PAGE 6 - Book Value Summary 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 20 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. 2. Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period. PAGE 7 - Earnings Available for Distribution 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. 4. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 20 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.

End Notes (continued) 28 PAGE 8 - Portfolio Yields and Financing Costs 1. Portfolio yields on the portfolio held as of March 31, 2022 and projected over the remaining life of the investments. Assumes a static portfolio and, as a result, does not represent a projection of future yields due to excluding portfolio reinvestment. 2. Includes interest income, net of premium amortization/discount accretion, on AFS securities and Agency Derivatives, and servicing income, net of estimated amortization and servicing expenses, on MSR. Amortization on MSR refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 3. Amortized cost on MSR for a given period equals the net present value of the remaining future cash flows (obtained by applying original prepayment assumptions to the actual unpaid principal balance at the start of the period) using a discount rate equal to the original pricing yield. Original pricing yield is the discount rate which makes the net present value of the cash flows projected at purchase equal to the purchase price. MSR amortized cost is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 4. Represents inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP. 5. Includes interest expense and amortization of deferred debt issuance costs on borrowings, and interest spread income/expense on interest rate swap agreements. 6. Unsecured convertible senior notes. 7. The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the Company’s outstanding borrowings is calculated using average borrowings balance as the denominator. PAGE 9 - Financing Profile 1. Source: Bloomberg. Represents the average spread between repo rates and the Secured Overnight Financing Rate (SOFR) over trailing 3-month and 6-month periods between Q1 2019 and Q2 2022 (as of April 28). 2. Balance of 5-year MSR term notes excludes deferred debt issuance costs. PAGE 10 - Quarterly Activity and Portfolio Composition 1. For additional detail on the portfolio, see Appendix slides 21 and 22. 2. Economic debt-to-equity is defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity. 3. Net TBA Position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP. 4. Specified pools include securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $200K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. PAGE 11 - Specified Pools 1. Specified pools include securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $200K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores, as well as securities without such protection, including large bank-serviced and others. 2. Specified pool market value by coupon as of March 31, 2022. 3. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data.

End Notes (continued) 29 PAGE 12 - Mortgage Servicing Rights 1. MSR portfolio based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. 3. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data. PAGE 13 - Agency + MSR Advantage 1. RMBS + MSR represents an internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR and Agency IO RMBS. 2. RMBS + RATES represents our investment portfolio after excluding the internally calculated exposure of a synthetic TBA position and the current coupon equivalents of our MSR / Agency IO RMBS. 3. Book value exposure to current coupon represents estimated change in common book value for theoretical parallel shifts in spreads. 4. MSR/Agency IO RMBS includes the effect of unsettled MSR. PAGE 14 - Risk Positioning 1. Parallel shift represents estimated change in common book value for theoretical parallel shift in interest rates. 2. Shift in long term rates represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 10-year rates while holding short term rates constant. 3. Shift in short term rates represents estimated change in common book value for theoretical non-parallel shifts in the yield curve. Analysis uses a +/- 25 basis point shift in 2-year rates while holding long term rates constant. 4. MSR/Agency IO RMBS includes the effect of unsettled MSR. 5. Other includes all other derivative assets and liabilities and borrowings. Other excludes TBAs, which are included in the Agency P&I RMBS/TBA category. PAGE 15 - Two Harbors Outlook 1. Source: Company’s indicative estimates based on portfolio assumptions and market conditions, for illustrative purposes only. PAGE 17 - Financial Performance 1. Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period. 2. Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. PAGE 18 - Q1-2022 Operating Performance 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 20 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.

End Notes (continued) 30 PAGE 19 - Q4-2021 Operating Performance 1. Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see Appendix slide 20 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information. PAGE 20 - GAAP to EAD Reconciliation 1. MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. 2. TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. 3. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short- term repurchase agreements. PAGE 21 - Agency RMBS Portfolio 1. Weighted average actual 1 month CPR released at the beginning of the following month based on RMBS held as of the preceding month-end. 2. Determination of the percentage of prepay protected 30-year fixed Agency RMBS includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $200K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations, loans secured by investor-owned properties, and lower FICO scores. 3. Other P&I includes 15-year fixed, Hybrid ARMs, CMO and DUS pools. 4. IOs and IIOs represent market value of $30.2 million of Agency Derivatives and $157.0 million of IOs. 5. Bond equivalent value is defined as the notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP. 6. Three month prepayment speeds of delivered TBA contracts; average of J.P. Morgan, Credit Suisse, and Citi data. PAGE 22 - Mortgage Servicing Rights Portfolio 1. MSR portfolio excludes residential mortgage loans for which the company is the named servicing administrator. Portfolio metrics, other than fair value and UPB, represent averages weighted by UPB. 2. FICO represents a mortgage industry accepted credit score of a borrower. PAGE 24 - Financing 1. Outstanding borrowings have a weighted average of 5.5 months to maturity. 2. Repurchase agreements and revolving credit facilities secured by MSR and/or other assets may be over-collateralized due to operational considerations.